Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Fourth Quarter and Full Year 2023 Results
Reports full year GAAP and adjusted earnings from continuing operations of $1.43 and $1.38 per diluted share, respectively
Lease fleet utilization of 97.5% and Future Lease Rate Differential ("FLRD") of positive 23.7% at quarter-end
Generates full year operating and adjusted free cash flow of $309 million and $29 million, respectively
Delivered 17,355 railcars in the year; backlog of $3.2 billion at year-end

DALLAS, Texas – February 22, 2024 – Trinity Industries, Inc. (NYSE:TRN) today announced earnings results for the fourth quarter and year end ended December 31, 2023.
Financial and Operational Highlights – Fourth Quarter
•Quarterly total company revenues of $798 million; 35% improvement year over year
•Quarterly income from continuing operations per common diluted share ("EPS") of $0.81 and quarterly adjusted EPS of $0.82
◦Results include tax benefits related to state apportionment and tax law changes
•Lease fleet utilization of 97.5% and FLRD of positive 23.7% at quarter-end
•Quarterly railcar deliveries of 4,000 and new railcar orders of 840
Financial and Operational Highlights – Full Year
•Full year total company revenues of $3.0 billion
•Full year reported EPS of $1.43 and adjusted EPS of $1.38
•Full year cash flow from continuing operations and adjusted free cash flow after investments and dividends ("Adjusted Free Cash Flow") were $309 million and $29 million, respectively
•Full year railcar deliveries of 17,355 and new railcar orders of 11,500
2024 Guidance
•Industry deliveries of approximately 40,000 railcars
•Net investment in the lease fleet of $300 million to $400 million
•Manufacturing capital expenditures of $50 million to $60 million
•EPS of $1.30 to $1.50
◦Excludes items outside of our core business operations
Management Commentary
“Trinity Industries ended the year with revenue up 51% over 2022, a backlog of $3.2 billion, and adjusted EPS of $1.38, up 47% year over year,” stated Trinity’s Chief Executive Officer and President, Jean Savage.
“In our Railcar Leasing and Management Services Group, we maintained an impressive Future Lease Rate Differential through the year, and rising lease rates drove our revenue up 13% over 2022. Fleet utilization remains favorable at 97.5%." Ms. Savage continued, “The Rail Products Group faced challenges in the fourth quarter with the border closure and related congestion impacting deliveries and margins in the segment. Despite unexpected headwinds through the year, this segment reported operating profit up 119% over 2022.”
“In 2024, we expect to see continued improvement in our business. We are introducing 2024 EPS annual guidance of $1.30 to $1.50, which reflects improving margins in both our segments. This is offset by significantly lower planned railcar sales, higher elimination of profit from intercompany railcar sales, and a normalized tax provision as compared to 2023.”
Ms. Savage concluded, “We view ourselves as a leasing company that is enabled by our manufacturing and services businesses. As a result, we are re-aligning our segments starting in 2024 and moving our maintenance business into the Railcar Leasing & Services segment. This allows us to better leverage our maintenance capabilities to support lease fleet optimization and growth in our services business.”

Consolidated Financial Summary

	Three Months Ended December 31,
	2023	2022	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$797.9	$591.2	Higher external deliveries and favorable pricing in the Rail Products Group
Operating profit	$148.7	$113.5	Higher external deliveries in the Rail Products Group, partially offset by lower lease portfolio sales volume
Interest expense, net	$67.7	$59.4	Higher interest rates and higher overall average debt during 2023
Net income from continuing operations attributable to Trinity Industries, Inc.	$68.1	$37.9
EBITDA (1)	$225.2	$185.0
Effective tax expense rate	8.8%	19.2%	State apportionment and tax law changes enacted in 2023
Diluted EPS – GAAP	$0.81	$0.46
Diluted EPS – Adjusted (1)	$0.82	$0.44

	Year Ended December 31,
	2023	2022	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$2,983.3	$1,977.3	Higher external deliveries in the Rail Products Group
Operating profit	$417.0	$334.0
Higher external deliveries in the Rail Products Group and improved lease rates in the Leasing Group, partially offset by lower lease portfolio sales volume and the impact of foreign currency fluctuations in the Rail Products Group

Interest expense, net	$265.5	$207.6	Higher interest rates and higher overall average debt during 2023
Net income from continuing operations attributable to Trinity Industries, Inc.	$119.4	$86.1
EBITDA (1)	$720.1	$616.8
Effective tax expense rate	6.0%	21.8%	2023 tax rate includes benefits related to the release of residual taxes out of AOCI, changes in state apportionment and tax law changes, and changes in valuation allowances
Diluted EPS – GAAP	$1.43	$1.02
Diluted EPS – Adjusted (1)	$1.38	$0.94

	Year Ended December 31,
	2023	2022	Year over Year – Comparison
	(in millions)
Net cash provided by operating activities – continuing operations	$309.0	$9.2	Higher external deliveries and stabilization of working capital levels relative to prior year
Adjusted Free Cash Flow (1)	$28.5	$138.3	Higher cash from operations offset by lower lease portfolio sales and the timing of railcar financing
Net lease fleet investment	$287.0	$178.1
Returns of capital to stockholders	$86.0	$153.7	2022 included $77 million of share repurchase activity
(1) Non-GAAP financial measure. See the Reconciliations of Non-GAAP Measures section within this Press Release for a reconciliation to the most directly comparable GAAP measure and why management believes this measure is useful to management and investors.

Additional Business Items
•Total committed liquidity of $906.3 million as of December 31, 2023.
•In December 2023, our Board of Directors declared an increase of approximately 8% to our quarterly dividend from $0.26 per share to $0.28 per share.
•Effective January 1, 2024, the Company modified its organizational structure to better leverage our maintenance services capabilities to support lease fleet optimization and to grow our services and parts businesses. In connection with this organizational update, we will align the maintenance services business, which is currently reported in the Rail Products Group, to be presented within our leasing business. Consequently, beginning January 1, 2024, we will report our operating results in two reportable segments: (1) Railcar Leasing and Services Group, formerly the Railcar Leasing and Management Services Group, and (2) Rail Products Group. These changes will have no impact to our previously reported consolidated results of operations, financial position, or cash flows. All prior period segment results will be recast to reflect these changes and present results on a comparable basis in future filings, beginning with our Quarterly Report on Form 10-Q for the three months ended March 31, 2024.

Business Group Summary

	Three Months Ended December 31,
	2023	2022	Year over Year – Comparison
	($ in millions)
Railcar Leasing and Management Services Group
Leasing and management revenues	$221.6	$197.4	Improved lease rates and net additions to the lease fleet, as well as acquisition-related revenues included in the current year period
Leasing and management operating profit	$99.5	$75.6	Improved lease rates and net additions to the lease fleet
Operating profit on lease portfolio sales	$36.4	$54.5	Lower lease fleet portfolio sales volume
Fleet utilization (1)	97.5%	97.9%
Future Lease Rate Differential (2)	+23.7%	+25.1%	Continued strength in current lease rates
Owned lease fleet (in units) (1)	109,295	108,440
Investor-owned lease fleet (in units)	33,005	33,235
Rail Products Group
Revenues	$674.0	$655.7	Favorable pricing, partially offset by lower deliveries
Operating profit	$41.2	$18.6	Favorable pricing and improved efficiencies, partially offset by lower deliveries and foreign currency fluctuations. Includes insurance recoveries of $1.4 million in the current year period.
Operating profit margin	6.1%	2.8%
Revenues eliminations – Lease subsidiary	$(97.5)	$(261.7)
Operating profit eliminations – Lease subsidiary	$(3.8)	$(16.5)
New railcars:
Deliveries (in units)	4,000	4,400	Q4 2023 unfavorably impacted by approximately 1,300 deliveries due to the U.S.-Mexico border closure and congestion
Orders (in units)	840	3,015
Order value	$156.1	$350.8
Backlog value	$3,200.9	$3,903.0
Sustainable railcar conversions:
Deliveries (in units)	520	495
Backlog (in units)	1,015	1,965
Backlog value	$81.9	$166.5
Corporate and other
Selling, engineering, and administrative expenses	$26.6	$24.5	$2.0 million from the change in estimated fair value of additional contingent consideration associated with an acquisition
Gains on dispositions of property	$(1.1)	$(5.9)

	December 31, 2023	December 31, 2022
Loan-to-value ratio
Wholly-owned subsidiaries, excluding corporate revolving credit facility	64.3%	65.7%
(1) Includes wholly-owned railcars, partially-owned railcars, and railcars under leased-in arrangements.
(2) FLRD calculates the implied change in lease rates for railcar leases expiring over the next four quarters. The FLRD assumes that these expiring leases will be renewed at the most recent quarterly transacted lease rates for each railcar type. We believe the FLRD is useful to both management and investors as it provides insight into the near-term trend in lease rates.

Conference Call
Trinity will hold a conference call at 8:00 a.m. Eastern on February 22, 2024 to discuss its fourth quarter and full year results. To listen to the call, please visit the Investor Relations section of the Company's website at www.trin.net and access the Events & Presentations webpage, or the live call can be accessed at 1-888-317-6003 with the conference passcode "7787991". Please call at least 10 minutes in advance to ensure a timely connection. An audio replay may be accessed through the Company’s website or by dialing 1-877-344-7529 with passcode "2184903" until 11:59 p.m. Eastern on February 29, 2024.
Additionally, the Company will provide Supplemental Materials to accompany the earnings conference call. The materials will be accessible both within the webcast and on Trinity's Investor Relations website under the Events and Presentations portion of the site along with the Fourth Quarter Earnings Call event weblink.
Non-GAAP Financial Measures
We have included financial measures compiled in accordance with generally accepted accounting principles ("GAAP") and certain non-GAAP measures in this earnings press release to provide management and investors with additional information regarding our financial results. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. For each non-GAAP financial measure, a reconciliation to the most comparable GAAP measure has been included in the accompanying tables. When forward-looking non-GAAP measures are provided, quantitative reconciliations to the most directly comparable GAAP measures are not provided because management cannot, without unreasonable effort, predict the timing and amounts of certain items included in the computations of each of these measures. These factors include, but are not limited to: the product mix of expected railcar deliveries; the timing and amount of significant transactions and investments, such as lease portfolio sales, capital expenditures, and returns of capital to stockholders; and the amount and timing of certain other items outside the normal course of our core business operations.

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our businesses market their railcar products and services under the trade name TrinityRail®. The TrinityRail platform provides railcar leasing and management services; railcar manufacturing, maintenance and modifications; and other railcar logistics products and services. Trinity reports its financial results in two reportable segments: the Railcar Leasing and Management Services Group and the Rail Products Group. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor Contact:
Leigh Anne Mann
Vice President, Investor Relations
Trinity Industries, Inc.
(Investors) 214/631-4420

Media Contact:
Jack L. Todd
Vice President, Public Affairs
Trinity Industries, Inc.
(Media Line) 214/589-8909
- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues	$797.9	$591.2	$2,983.3	$1,977.3
Operating costs:
Cost of revenues	637.0	490.2	2,456.2	1,609.6
Selling, engineering, and administrative expenses	48.6	47.7	201.9	185.4
Gains on dispositions of property:
Lease portfolio sales	36.4	54.5	82.8	127.5
Other	—	5.7	6.8	25.2
Restructuring activities, net	—	—	(2.2)	1.0
	649.2	477.7	2,566.3	1,643.3
Operating profit	148.7	113.5	417.0	334.0
Interest expense, net	67.7	59.4	265.5	207.6
Loss on extinguishment of debt	—	—	—	1.5
Other, net	0.5	1.1	2.5	(1.6)
Income from continuing operations before income taxes	80.5	53.0	149.0	126.5
Provision (benefit) for income taxes:
Current	24.3	11.7	50.5	12.9
Deferred	(17.2)	(1.5)	(41.5)	14.7
	7.1	10.2	9.0	27.6
Income from continuing operations	73.4	42.8	140.0	98.9
Loss from discontinued operations, net of income taxes	(5.3)	(6.6)	(13.4)	(20.3)
Loss on sale of discontinued operations, net of income taxes	—	—	—	(5.7)
Net income	68.1	36.2	126.6	72.9
Net income attributable to noncontrolling interest	5.3	4.9	20.6	12.8
Net income attributable to Trinity Industries, Inc.	$62.8	$31.3	$106.0	$60.1

Basic earnings per common share:
Income from continuing operations	$0.83	$0.47	$1.47	$1.05
Loss from discontinued operations	(0.06)	(0.08)	(0.16)	(0.32)
Basic net income attributable to Trinity Industries, Inc.	$0.77	$0.39	$1.31	$0.73
Diluted earnings per common share:
Income from continuing operations	$0.81	$0.46	$1.43	$1.02
Loss from discontinued operations	(0.06)	(0.08)	(0.16)	(0.31)
Diluted net income attributable to Trinity Industries, Inc.	$0.75	$0.38	$1.27	$0.71
Weighted average number of shares outstanding:
Basic	81.6	80.9	81.2	81.9
Diluted	83.5	83.1	83.4	84.2
Trinity has certain unvested restricted stock awards that participate in dividends on a nonforfeitable basis and are therefore considered to be participating securities. Consequently, diluted net income attributable to Trinity Industries, Inc. per common share is calculated under both the two-class method and the treasury stock method, and the more dilutive of the two calculations is presented.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$105.7	$79.6
Receivables, net of allowance	363.5	323.5
Income tax receivable	5.2	7.8
Inventories	684.3	629.4
Restricted cash	129.4	214.7
Property, plant, and equipment, net:
Manufacturing/Corporate	341.1	340.7
Leasing:
Wholly-owned subsidiaries	5,940.7	5,788.1
Partially-owned subsidiaries	1,473.2	1,521.3
Deferred profit on railcars sold to the Leasing Group	(750.2)	(763.3)
	7,004.8	6,886.8
Goodwill	221.5	195.9
Other assets	392.1	386.6
Total assets	$8,906.5	$8,724.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$305.3	$287.5
Accrued liabilities	302.3	261.0
Debt:
Recourse	794.6	624.1
Non-recourse:
Wholly-owned subsidiaries	3,819.2	3,800.7
Partially-owned subsidiaries	1,140.4	1,182.8
	5,754.2	5,607.6
Deferred income taxes	1,103.5	1,134.7
Other liabilities	165.7	163.9
Stockholders' equity:
Trinity Industries, Inc.	1,037.1	1,012.4
Noncontrolling interest	238.4	257.2
	1,275.5	1,269.6
Total liabilities and stockholders' equity	$8,906.5	$8,724.3

Trinity Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Year Ended December 31,
	2023	2022
Operating activities:
Net cash provided by operating activities – continuing operations	$309.0	$9.2
Net cash used in operating activities – discontinued operations	(13.4)	(22.0)
Net cash provided by (used in) operating activities	295.6	(12.8)

Investing activities:
Proceeds from lease portfolio sales	381.8	750.7
Proceeds from dispositions of property and other assets	19.9	44.0
Capital expenditures – lease fleet	(668.8)	(928.8)
Capital expenditures – manufacturing and other	(41.3)	(38.0)
Acquisitions, net of cash acquired	(62.2)	(80.4)
Proceeds from insurance recoveries	5.1	10.0
Equity investments	(1.1)	(15.5)
Other	3.6	—
Net cash used in investing activities – continuing operations	(363.0)	(258.0)
Payments related to sale of discontinued operations	—	(2.7)
Net cash used in investing activities	(363.0)	(260.7)

Financing activities:
Net proceeds from (repayments of) debt	133.8	422.1
Shares repurchased	—	(51.8)
Dividends paid to common shareholders	(86.0)	(76.9)
Other financing activities	(39.6)	(28.0)
Net cash provided by financing activities	8.2	265.4
Net decrease in cash, cash equivalents, and restricted cash	(59.2)	(8.1)
Cash, cash equivalents, and restricted cash at beginning of period	294.3	302.4
Cash, cash equivalents, and restricted cash at end of period	$235.1	$294.3

Trinity Industries, Inc.
Reconciliations of Non-GAAP Measures
(in millions, except per share amounts)
(unaudited)
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP operating profit, income from continuing operations before income taxes, provision (benefit) for income taxes, income from continuing operations, net income from continuing operations attributable to Trinity Industries, Inc., and diluted income from continuing operations per common share attributable to Trinity Industries, Inc. with non-GAAP measures that adjust the GAAP measures to exclude the impact of certain selling, engineering, and administrative expenses; gains on dispositions of other property; restructuring activities, net; interest expense, net; the income tax effects of the CARES Act; and certain other transactions or events (as applicable), described in the footnotes to the table below. These non-GAAP measures are derived from amounts included in our GAAP financial statements and are reconciled to the most directly comparable GAAP financial measures in the tables below. Management believes that these measures are useful to both management and investors for analyzing the performance of our business without the impact of certain items that are not indicative of our normal business operations. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended December 31, 2023
	GAAP	Selling, engineering, and administrative expenses (1)	Gains on dispositions of property – other (2)	Interest expense, net (3)	Adjusted
Operating profit	$148.7	$2.0	$(1.4)	$—	$149.3

Income from continuing operations before income taxes	$80.5	$2.0	$(1.4)	$(0.4)	$80.7

Provision (benefit) for income taxes	$7.1	$0.5	$(0.4)	$(0.1)	$7.1

Income from continuing operations	$73.4	$1.5	$(1.0)	$(0.3)	$73.6

Net income from continuing operations attributable to Trinity Industries, Inc.	$68.1	$1.5	$(1.0)	$(0.3)	$68.3

Diluted weighted average shares outstanding	83.5				83.5

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.81				$0.82

	Year Ended December 31, 2023
	GAAP	Selling, engineering, and administrative expenses (1)	Gains on dispositions of property – other (2)	Restructuring activities, net	Interest expense, net (3)	Adjusted
Operating profit	$417.0	$4.0	$(6.3)	$(2.2)	$—	$412.5

Income from continuing operations before income taxes	$149.0	$4.0	$(6.3)	$(2.2)	$(1.5)	$143.0

Provision (benefit) for income taxes	$9.0	$1.0	$(1.6)	$(0.6)	$(0.4)	$7.4

Income from continuing operations	$140.0	$3.0	$(4.7)	$(1.6)	$(1.1)	$135.6

Net income from continuing operations attributable to Trinity Industries, Inc.	$119.4	$3.0	$(4.7)	$(1.6)	$(1.1)	$115.0

Diluted weighted average shares outstanding	83.4					83.4

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$1.43					$1.38

	Three Months Ended December 31, 2022
	GAAP	Interest expense, net (3)(4)	Income tax effect of CARES Act	Adjusted
Operating profit	$113.5	$—	$—	$113.5

Income from continuing operations before income taxes	$53.0	$(0.4)	$—	$52.6

Provision (benefit) for income taxes	$10.2	$—	$0.6	$10.8

Income from continuing operations	$42.8	$(0.4)	$(0.6)	$41.8

Net income from continuing operations attributable to Trinity Industries, Inc.	$37.9	$(0.4)	$(0.6)	$36.9

Diluted weighted average shares outstanding	83.1			83.1

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.46			$0.44

	Year Ended December 31, 2022
	GAAP	Gains on dispositions of property – other (2)(4)	Restructuring activities, net (4)	Interest expense, net (3)(4)	Income tax effect of CARES Act	Adjusted
Operating profit	$334.0	$(7.5)	$1.0	$—	$—	$327.5

Income from continuing operations before income taxes	$126.5	$(7.5)	$1.0	$(1.4)	$—	$118.6

Provision (benefit) for income taxes	$27.6	$(1.9)	$0.3	$(0.3)	$0.6	$26.3

Income from continuing operations	$98.9	$(5.6)	$0.7	$(1.1)	$(0.6)	$92.3

Net income from continuing operations attributable to Trinity Industries, Inc.	$86.1	$(5.6)	$0.7	$(1.1)	$(0.6)	$79.5

Diluted weighted average shares outstanding	84.2					84.2

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$1.02					$0.94
(1) Represents the change in estimated fair value of additional contingent consideration associated with an acquisition.
(2) Represents insurance recoveries in excess of net book value for assets damaged by a tornado at the Company’s rail maintenance facility in Cartersville, Georgia in the first quarter of 2021.
(3) Represents interest income accretion related to a seller-financing agreement associated with the sale of certain non-operating assets.
(4) The effective tax rate for gains on dispositions of other property; restructuring activities, net; and interest expense, net is before consideration of the CARES Act.

Pre-Tax Return on Equity
Pre-Tax Return on Equity (“Pre-Tax ROE”) is defined as a ratio for which (i) the numerator is calculated as income or loss from continuing operations, adjusted to exclude the effects of the provision or benefit for income taxes, net income or loss attributable to noncontrolling interest, and certain other adjustments, described in the footnotes to the table below, which include certain selling, engineering, and administrative expenses; gains on dispositions of other property; restructuring activities, net; and interest expense, net; and (ii) the denominator is calculated as average stockholders’ equity (which excludes noncontrolling interest), adjusted to exclude accumulated other comprehensive income or loss. In the following table, the numerator and denominator of our Pre-Tax ROE calculation are reconciled to income from continuing operations and total stockholders’ equity, respectively, which are the most directly comparable GAAP financial measures. Management believes that Pre-Tax ROE is a useful measure to both management and investors as it provides an indication of the economic return on the Company’s investments over time. Pre-Tax ROE is used in consideration of the Company’s expected tax position in the near-term. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	December 31, 2023	December 31, 2022	December 31, 2021
	($ in millions)
Numerator:
Income from continuing operations	$140.0	$98.9
Provision (benefit) for income taxes	9.0	27.6
Income from continuing operations before income taxes	149.0	126.5
Net income attributable to noncontrolling interest	(20.6)	(12.8)
Adjustments:
Selling, engineering, and administrative expenses (1)	4.0	—
Gains on dispositions of property – other (2)	(6.3)	(7.5)
Restructuring activities, net	(2.2)	1.0
Interest expense, net (3)	(1.5)	(1.4)
Adjusted Profit Before Tax	$122.4	$105.8

Denominator:
Total stockholders' equity	$1,275.5	$1,269.6	$1,296.8
Noncontrolling interest	(238.4)	(257.2)	(267.0)
Accumulated other comprehensive (income) loss	(11.0)	(19.7)	17.0
Adjusted Stockholders' Equity	$1,026.1	$992.7	$1,046.8

Average total stockholders' equity	$1,272.6	$1,283.2
Return on Equity (4)	11.0%	7.7%

Average Adjusted Stockholders' Equity	$1,009.4	$1,019.8
Pre-Tax Return on Equity (5)	12.1%	10.4%
(1) Represents the change in estimated fair value of additional contingent consideration associated with an acquisition.
(2) Represents insurance recoveries in excess of net book value for assets damaged by a tornado at the Company’s rail maintenance facility in Cartersville, Georgia in the first quarter of 2021.
(3) Represents interest income accretion related to a seller-financing agreement associated with the sale of certain non-operating assets.
(4) Return on Equity is calculated as income from continuing operations divided by average total stockholders' equity.
(5) Pre-Tax Return on Equity is calculated as adjusted profit before tax divided by average adjusted stockholders' equity, each as defined and reconciled above.

Adjusted Free Cash Flow
Adjusted Free Cash Flow After Investments and Dividends ("Adjusted Free Cash Flow") is a non-GAAP financial measure. We believe Adjusted Free Cash Flow is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. Adjusted Free Cash Flow is reconciled to net cash provided by operating activities from continuing operations, the most directly comparable GAAP financial measure, in the following table. Adjusted Free Cash Flow is defined as net cash provided by operating activities from continuing operations as computed in accordance with GAAP, plus cash proceeds from lease portfolio sales, less capital expenditures for manufacturing, dividends paid, and Equity CapEx for leased railcars. Equity CapEx for leased railcars is defined as capital expenditures for our lease fleet, adjusted to exclude net proceeds from (repayments of) recourse and non-recourse debt. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Year Ended December 31,
	2023	2022
Net cash provided by operating activities – continuing operations	$309.0	$9.2
Proceeds from lease portfolio sales	381.8	750.7
Capital expenditures – manufacturing and other	(41.3)	(38.0)
Dividends paid to common stockholders	(86.0)	(76.9)
Equity CapEx for leased railcars	(535.0)	(506.7)
Adjusted Free Cash Flow After Investments and Dividends	$28.5	$138.3

Capital expenditures – lease fleet	$668.8	$928.8
Less:
Payments to retire debt	(1,518.9)	(1,578.5)
Proceeds from issuance of debt	1,652.7	2,000.6
Net proceeds from (repayments of) debt	133.8	422.1
Equity CapEx for leased railcars	$535.0	$506.7

EBITDA and Adjusted EBITDA
“EBITDA” is defined as income from continuing operations plus interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA plus certain selling, engineering, and administrative expenses; gains on dispositions of other property; restructuring activities, net; and interest income. EBITDA and Adjusted EBITDA are non-GAAP financial measures; however, the amounts included in these calculations are derived from amounts included in our GAAP financial statements. EBITDA and Adjusted EBITDA are reconciled to net income, the most directly comparable GAAP financial measure, in the following table. This information is provided to assist management and investors in making meaningful comparisons of our operating performance between periods. We believe EBITDA is a useful measure for analyzing the performance of our business. We also believe that EBITDA is commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly depending on many factors). EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as indicators of our operating performance, or as alternatives to operating cash flows as measures of liquidity. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$68.1	$36.2	$126.6	$72.9
Less: Loss from discontinued operations, net of income taxes	(5.3)	(6.6)	(13.4)	(20.3)
Less: Loss on sale of discontinued operations, net of income taxes	—	—	—	(5.7)
Income from continuing operations	$73.4	$42.8	$140.0	$98.9
Interest expense	71.4	61.6	277.9	213.9
Provision (benefit) for income taxes	7.1	10.2	9.0	27.6
Depreciation and amortization expense	73.3	70.4	293.2	276.4
EBITDA	$225.2	$185.0	$720.1	$616.8
Selling, engineering, and administrative expenses	2.0	—	4.0	—
Gains on dispositions of property – other	(1.4)	—	(6.3)	(7.5)
Restructuring activities, net	—	—	(2.2)	1.0
Interest income	(0.4)	(0.4)	(1.5)	(1.4)
Adjusted EBITDA	$225.4	$184.6	$714.1	$608.9